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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                         PRUDENTIAL CORE INVESTMENT FUND


     Prudential Core Investment Fund (the "Trust"), a statutory trust organized and existing the Delaware Statutory Trust Act, 12 DEL. C. ss.ss. 3801 ET SEQ., does hereby certify:

     FIRST: The name of the statutory trust is Prudential Core Investment Fund.

     SECOND: Paragraph 1 of the Certificate of Trust of the Trust is hereby amended in its entirety to read as follows:

        "1. NAME. The name of the statutory trust formed hereby is Dryden Core Investment Fund."

     THIRD: This Certificate of Amendment to the Certificate of Trust of the Trust shall become effective on June 30, 2003.

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment as of March 5, 2003.



                                               ---------------------------------
                                               Robert F. Gunia,
                                               as Trustee and not individually